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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2003

Dotronix, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-9996	41-1387074
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)
160 First Street S.E., New Brighton, Minnesota		55112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (651) 633-1742

(Not applicable)
(Former name of former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

        On August 22, 2003 Dotronix, Inc. announced that it had withdrawn previously filed Form 15 to De-register its Common Stock with the Securities and Exchange Commission.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99	Press release dated August 22, 2003

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2003

DOTRONIX, INC.
By:	/s/ Robert V. Kling Robert V. Kling Treasurer and Secretary

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.